UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2026

Legato Merger Corp. III

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-41945	98-1761148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Third Avenue, 37th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 319-7676

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one-half of one redeemable warrant	LEGT U	NYSE American
Ordinary shares, par value $0.0001 per share	LEGT	NYSE American
Redeemable warrants, exercisable for ordinary shares at an exercise price of $11.50 per share	LEGT WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously disclosed, on November 12, 2025, Legato Merger Corp. III, a Cayman Islands exempted company (the “Company”), Einride AB, a limited liability company formed under the laws of Sweden (“Einride”), and Einride Cayman Sub Limited, a Cayman Islands exempted company and a direct, wholly-owned subsidiary of Einride (“Merger Sub”), entered into a Business Combination Agreement (“Business Combination Agreement”). Pursuant to the Business Combination Agreement, the Company will merge with and into Merger Sub, with Merger Sub surviving the merger (“Merger”). As a result of the Merger, Merger Sub will continue as a direct, wholly-owned subsidiary of Einride, with the shareholders of the Company becoming shareholders of Einride.

On June 4, 2026, the Company held an extraordinary general meeting (the “Meeting”) to approve the following resolutions:

●	as an ordinary resolution, that (i) the Business Combination Agreement, dated as November 12, 2025, as amended, by and among the Company, Einride and Merger Sub, (ii) the other transaction agreements related to the Business Combination Agreement, and (iii) the completion of the transactions, in accordance with the terms and subject to the conditions set forth in the Business Combination Agreement and such transaction agreements, be approved in all respects (the “Business Combination Proposal”);

●	as a special resolution, that the plan of merger to be filed with the Registrar of Companies of the Cayman Islands, and the transactions contemplated thereunder, including, without limitation, that the Company shall merge with and into Merger Sub with Merger Sub being the surviving company, be and are hereby adopted and approved and authorized in all respects (the “Merger Proposal”);

●	as an ordinary resolution, that certain material differences between the Company’s Articles and the Amended Einride Articles, presented separately in accordance with SEC requirements, be approved, on a non-binding advisory basis (collectively, the “Organizational Documents Proposal”); and

●	as an ordinary resolution, that the adjournment of the Meeting to a later date or dates, if it is determined by the chairman presiding over the Meeting that more time is necessary for the Company to consummate the merger and the transactions, be approved (the “Adjournment Proposal”).

An aggregate of 18,688,683 ordinary shares of the Company, which represented a quorum of the outstanding ordinary shares entitled to vote as of the record date of May 7, 2026, were represented in person or by proxy at the Meeting.

The Company’s shareholders voted on the proposals at the Meeting, which were approved as follows:

(1)	Proposal No. 1 — The Business Combination Proposal

For	Against	Abstain	Broker Non-Votes
17,975,925	712,758	0	0

(2)	Proposal No. 2 — The Merger Proposal

For	Against	Abstain	Broker Non-Votes
17,975,925	712,758	0	0

(3)	Proposal No. 3 — The Organizational Documents Proposal

For	Against	Abstain	Broker Non-Votes
17,975,925	712,758	0	0

Because quorum was obtained and the other proposals were approved, the Company did not hold a vote on the Adjournment Proposal.

The Company is in the process of seeking to consummate the business combination with Einride.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2026	LEGATO MERGER CORP. III

	By:	/s/ Gregory Monahan
Gregory Monahan
Chief Executive Officer

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